                                                                   EXHIBIT 99.B5

                  APPLICATION FOR VARIABLE ANNUITY FORM 4842
[LOGO]       AMERICAN NATIONAL INSURANCE COMPANY, GALVESTON, TEXAS

------------------------------------------------------------------------------------------------------------------------------------
1. NAME OF ANNUITANT                    Sex                 Date of Birth            Age            Social Security No.
                                        [_] M                Mo./Day/Yr.
                                        [_] F
------------------------------------------------------------------------------------------------------------------------------------
2. ADDRESS OF ANNUITANT                 City                                         State            Zip              Telephone No.
   Street Address

------------------------------------------------------------------------------------------------------------------------------------
3. OWNER IF OTHER THAN ANNUITANT        Sex                 Date of Birth          Relationship to the Annuitant
                                        [_] M
Name                                    [_] F
------------------------------------------------------------------------------------------------------------------------------------
Street Address                          City                                         State            Zip

------------------------------------------------------------------------------------------------------------------------------------
Social Security No.                                                                  Age            Telephone No.

------------------------------------------------------------------------------------------------------------------------------------
4. JOINT OWNER                          Sex                 Date of Birth          Relationship to the Annuitant
Name                                    [_] M
                                        [_] F
------------------------------------------------------------------------------------------------------------------------------------
Street Address                          City                     State     Zip       Age            Social Security No.

------------------------------------------------------------------------------------------------------------------------------------

5. BENEFICIARIES: (If multiple beneficiaries, indicate in additional beneficiary section on page 2.)

          Primary Beneficiary ________________________________        Contingent Beneficiary _______________________________________

          Relationship to Owner ______________________________        Relationship to owner _______________________________________

          Social Security Number _____________________________        Social Security Number _______________________________________

          Date of Birth ___/___/___ Age:___  Sex: M [_] F [_]         Date of Birth ___/___/___ Age:___  Sex: M [_] F [_]

------------------------------------------------------------------------------------------------------------------------------------

6. TAX QUALIFIED STATUS  [_] IRA        [_] SIMPLE          [_] TAX SHELTERED ANNUITY PLAN (403(b))
     [_] NON QUALIFIED   [_] SEP        [_] PENSION OR PROFIT SHARING        [_] OTHER______________________________________________
              If this transaction is a transfer or an exchange, Form 3668 Authorization To Transfer Funds must be completed and filed with this application

------------------------------------------------------------------------------------------------------------------------------------

7. PURCHASE PAYMENT  Amount paid with application ($5,000 Minimum)  $__________________________________

------------------------------------------------------------------------------------------------------------------------------------

8. HAVE YOU RECEIVED A PROSPECTUS FOR THE CONTRACT APPLIED FOR?       [_]  Yes       [_]  No

------------------------------------------------------------------------------------------------------------------------------------
9. Will the annuity applied for replace or use cash values of any existing insurance or annuity policy issued by any
   company?   [_] Yes    [_] No

   IF YES Check all that apply.         [_]  1035 EXCHANGE  [_]  CD TRANSFER  [_]  IRA TRANSFER  [_]  TSA TRANSFER
     [_]  OTHER____________________________________________________________________________________________________________
          (complete appropriate replacement forms)
If yes, name of company and policy number: ________________________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------

10.  ENHANCED DEATH BENEFIT RIDER (Leave blank if no rider is elected)

               [_]  Enhanced Death Benefit = Value step up rider*

               [_]  Enhanced Death Benefit = 3% rider*

               [_]  Enhanced Death Benefit = 5% rider*

* Additional charges are assessed for enhanced death benefits. Please see prospectus for complete details.

11. DOLLAR COST AVERAGING (DCA) (A minimum accumulation value of $10,000 (in all subaccounts) is required at the time of election. No more than 10% can be transferred from the Fixed Account at the time of election. Choose one option A, B, or C.)

     ***CANNOT CHOOSE BOTH DOLLAR COST AVERAGING AND ACCOUNT REBALANCING
                        (Item 12b.) AT THE SAME TIME***

--------------------------------------------------------------------------------

     [_] A) 6 Month DCA                      [_] B) 12 Month DCA

     [_] C) Subaccount Transfer

OPTION (C) ONLY From Subaccount ______________ $_____________ or Fixed Account $_________________

Amount to ______________________________ (minimum $1,000)

OPTION (C) ONLY Start Date ____________________ End Date _______________________

OPTION (C) ONLY Frequency [_] Monthly [_] Quarterly  [_] Semi-Annual  [_] Annual

Allocate my DCA program as follows - (Whole % only. Total allocation must equal 100%)

--------------------------------------------------------------------------------

12a. ALLOCATION OF PURCHASE PAYMENT(S) Choose Option A or Option B. Option A [_]
     Allocate my purchase as follows - (Whole % only. Total allocation must equal 100%) Option B [_] Allocate my purchase payment according to section 11 dollar cost averaging

       AMERICAN NATIONAL FUND                   ALGER AMERICAN FUND                        FIDELITY FUNDS
       Growth Portfolio                 ____%   Small Capitalization Portfolio     ____%   Asset Manager Portfolio            ____%

       Equity Income Portfolio          ____%   Growth Portfolio                   ____%   Index 500 Portfolio                ____%

       Balanced Portfolio               ____%   Mid-Cap Growth Portfolio           ____%   Contrafund Portfolio               ____%

       Money Market Portfolio           ____%   Leveraged AllCap Portfolio         ____%   Asset Manager: Growth Portfolio    ____%

       High Yield Bond Portfolio        ____%   Income & Growth Portfolio          ____%   Growth Opportunities Portfolio     ____%

       International Stock Portfolio    ____%   Balanced Portfolio                 ____%   T. ROWE PRICE FUNDS

       Small-Cap/Mid-Cap Portfolio      ____%   FEDERATED FUND                             Equity Income Portfolio            ____%

       Government Bond Portfolio        ____%   Utility Fund II Portfolio          ____%   Mid-Cap Growth Portfolio           ____%

       MFS FUND                                 Growth Strategies Portfolio        ____%   International Stock Portfolio      ____%

       Capital Opportunities Portfolio  ____%   International Small Company                Limited-Term Bond Portfolio        ____%
                                                Fund II Portfolio                  ____%
       Emerging Growth Portfolio        ____%

       Research Portfolio               ____%   High Income Bond Portfolio         ____%   FIXED ACCOUNT                      ____%

       Growth With Income Portfolio     ____%   Equity Income Fund II Portfolio    ____%

12b. Rebalance my portfolio under Option A   [_] Yes   [_] No   A minimum
     accumulation value of $10,000 (in all subaccounts) is required at the time of election.

     IF YES, check how often you would like your portfolio rebalanced.
     [_]  Quarterly  [_] Semiannually   [_] Annually

     (Rebalancing is not available with dollar cost averaging programs)

--------------------------------------------------------------------------------

     --------------------------------------------------------------------
     Use for Additional Beneficiary Designations:








     --------------------------------------------------------------------

13. SYSTEMATIC WITHDRAWAL REQUEST
 *** CANNOT CHOOSE BOTH SYSTEMATIC WITHDRAWAL AND ACCOUNT REBALANCING (ITEM 12b) AT THE SAME TIME***

I would like to participate in the systematic withdrawal option  [_] Yes  [_] No

If YES,

14a. FREQUENCY      [_] Monthly    [_] Quarterly       [_] Semiannually    [_] Annually

14b. Date of First Payment ____________________________________________________________

14c. Specify Account(s) or Fixed Account ______________________________________________

14d. Amount of Payment ________________________________________________________________

14e. Do you wish to have Federal Income Tax withheld from the payment specified?

               Do Not Withhold Taxes     Withhold ________________% of each payment

               If you elect to have your withholding applied to your distribution, the amount withheld will be deducted from the payment amount. If a taxable gain results from this transaction, the gain will be reported to you and the IRS.

14f. IRA/TSA Minimum Required Distribution (This option not available until annuitant reaches age 70.5)  [_] Yes   [_] No
     If YES, Form 3858 must be completed and filed with this application.

14g. Special Instruction ___________________________________________________________________________________________________________

     _______________________________________________________________________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------

15.  Telephone Transfer Privilege I (We) hereby authorize and direct American National Insurance Company to make transfers from fund to fund and/or change the allocation of future investments based on telephone instruction. I (We) agree to hold harmless and indemnify American National Insurance Company, its affiliates and employees and this account for any claim, loss, liability or expense arising out of any telephone transfer effected or any failure or overload of the telephone system.

     Initial A or B ONLY if you elect this option.
     --------------------------------------------

      ---------
                A. Telephone Transfer executed by Contract Owner only
      ---------
      ---------
                B. Telephone Transfer executed by Contract Owner OR Registered Representative
      ---------
------------------------------------------------------------------------------------------------------------------------------------
16.  If you would like a Statement of Additional Information, please check this box [_]
------------------------------------------------------------------------------------------------------------------------------------
 All of the undersigned declare for themselves, and for all other interested parties, that all of the answers in this application and any supplements to it are full, complete and true to the best of their knowledge and belief. They also agree that: (1) these answers as written: (i) were given to induce the company to issue an Annuity Contract; and (ii) shall form the basis for and become a part of the Annuity Contract issued on this application; (2) the Company may issue an Annuity Contract different than that specified in this application; no change in: (i) type of annuity; (ii) payment mode; (iii) payment amount; (iv) annuity income option, or; (v) issue age, will be effective unless agreed to by the owner in writing; and (3) only an authorized Officer of the
 Company has the authority to waive any Company rights or requirements or to waive or alter any provisions of: (i) this application;
 or (ii) any Annuity Contract issued on this application.

 Dated at ___________________________________ this _____________________ day of __________________________________, ________________

__________________________________________  _______________________________________________   ______________________________________
 Signature of Registered Representative      Annuitant                                         Owner, If other than Annuitant

__________________________________________  _______________________________________________   ______________________________________
 Print Registered Representative             State License Number                              Joint Owner

Form 4842
 ....................................................................................................................................

                                                        CONDITIONAL RECEIPT
                           AMERICAN NATIONAL INSURANCE COMPANY  ONE MOODY PLAZA  GALVESTON, TEXAS 77550
                  Valid only for Annuity and for the payment amount shown in the application paid for an Annuity.

Received from ________________________________ this ___________________ day of ___________________________, ______________ the sum
of ____________________________________ as payment to an Annuity on the life of ___________________________________________ for which an application has been made to this Company, bearing the same Number and date as this receipt. The Company accepts payments by check or money order subject to its being honored upon presentation. Checks or Money Orders must be made payable to
American National Insurance Co. Do not leave payee blank or make check payable to the Registered Representative.

REGISTERED REPRESENTATIVE'S REPORT

Do you have knowledge or reason to believe that the replacement of existing Insurance/Annuities may be involved? [_] Yes [_] No

If YES, please give details, ___________________________________________________

________________________________________________________________________________


Have you complied with State Replacement Regulations? [_] Yes [_] No If, you include individualized sales proposals in your presentation and the Annuitant replaces the plan, then, comparative information forms for each policy to be replaced and copies of all sales material must be included with this application and sent to the Home Office.

I certify that on the date of this application I asked the Annuitant(s) each question in the application, recorded the answers given me, witnessed such person(s) Signature(s) and collected the premium shown in the application.

Dated at _____________________ this ________ day of _____________________, _____

______________________________________      ____________________________________
Registered Representative                     State License Number



Broker Dealer Code _________________ Registered Representative PC No.___________

Social Security No. ________________________

          [_] A           [_] B           [_] C